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                                                                    EXHIBIT 99.1
(BURLINGTON RESOURCES LOGO)
                                                                    NEWS RELEASE

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TO: DAILY PAPERS, TRADE PRESS        FOR: IMMEDIATE      COMPANY CONTACTS:
    FINANCIAL AND SECURITY ANALYSTS       RELEASE        FINANCIAL: JOHN CARRARA    713-624-9548
                                                         MEDIA:     JAMES BARTLETT  713-624-9354

    BURLINGTON RESOURCES WEB SITE: www.br-inc.com                                         BR0403
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                   BURLINGTON RESOURCES ADDS FOUR NEW MEMBERS
                    TO BOARD OF DIRECTORS: BARBARA ALEXANDER,
                 JAMES RUNDE, RANDY LIMBACHER AND STEVEN SHAPIRO

         HOUSTON, TEXAS, JANUARY 21, 2004 - Burlington Resources Inc. (NYSE: BR and TSX: B) today announced the election of Barbara T. Alexander, James A. Runde, Randy L. Limbacher and Steven J. Shapiro to its board of directors. Total members on the board now number 15, comprised of 12 non-management and three management directors. Alexander is a former Senior Advisor for UBS Securities. Runde is Special Advisor to and former Vice Chairman of Morgan Stanley & Co. Incorporated. Limbacher is Executive Vice President and Chief Operating Officer, and Shapiro is Executive Vice President and Chief Financial Officer for the company.

         "We are extremely pleased to welcome these highly qualified and distinguished individuals to our board," said Bobby S. Shackouls, Burlington Resources chairman, president and chief executive officer. "Their broad industry background and company experience will bring valuable insight to Burlington."

         Alexander was associated with UBS Securities and predecessor companies, including Dillon Read, Inc., from 1992 until recently. Prior to joining Dillon Read, she was a Managing Director of Salomon Brothers and a Securities Analyst with Smith Barney, Investors Diversified Services, and Wachovia Bank & Trust. Alexander also serves on the boards of directors of Centex Corporation and Harrah's Entertainment. She was named an "Outstanding Director" in 2003 by the publication Board Alert. Alexander earned bachelor's and master's degrees in theoretical mathematics from the University of Arkansas.

         Runde began his career with Morgan Stanley in 1974, where he served as a trusted advisor to corporate boards and senior managements across a broad range of industries. He is past Chairman of the Morgan Stanley Foundation and a trustee of Marquette University. Runde served in the United States Navy as a nuclear engineer prior to joining Morgan Stanley. Runde earned a bachelor's degree in engineering from Marquette University and a master's degree in business from George Washington University.

         Limbacher has served as executive vice president and chief operating officer since 2002. He joined Burlington in 1985 and served in positions of increasing responsibility throughout the company's operating areas. Limbacher received a bachelor's degree in petroleum engineering from Louisiana State University in 1980.

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         Shapiro has served as executive vice president and chief financial officer since 2002. He joined Burlington Resources in 2000 after serving as senior vice president, chief financial officer and director at Vastar Resources, Inc. Previously, he spent 16 years with ARCO. Shapiro earned a bachelor's degree in industrial economics from Union College in 1973, and a master's degree in business administration from Harvard University in 1977.

         Burlington Resources ranks among the world's largest independent oil and gas companies, and holds one of the industry's leading positions in North American natural gas reserves and production. Headquartered in Houston, Texas, the company conducts exploration, production and development operations in the U.S., Canada, the United Kingdom, Africa, China and South America. For additional information see the Burlington Resources Web site at www.br-inc.com.


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FORWARD-LOOKING STATEMENTS
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the company's periodic reports filed with the Securities and Exchange Commission.
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